Pangaea Logistics Solutions Ltd. Reports Financial Results for the
Three Months and Year Ended December 31, 2018

NEWPORT, RI - March 20, 2019 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months and year ended December 31, 2018.
2018 Highlights

•	Net income attributable to Pangaea Logistics Solutions Ltd. of $17.8 million as compared to $7.8 million for the year ended December 31, 2017.

•	Earnings per share of $0.42 and adjusted EPS (3) of $0.53 for 2018 compared to $0.20 and adjusted EPS of $0.38 for 2017.

•	Income from operations of $36.1 million, up from $16.0 million for 2017.

•	Cash flow from operations of $40.1 million, compared to $29.2 million for the prior year.

•	Pangaea's TCE rates increased 20% to $14,019 in 2018 from $11,649 in 2017.

•	Adjusted EBITDA of $54.6 million for the year ended December 31, 2018 versus $40.9 million for the same period in 2017.

•	At December 31, 2018, Pangaea had $56.1 million in cash, restricted cash and cash equivalents.

4th Quarter 2018 Highlights

•	Income from operations increased 15% to $7.7 million, up from $6.7 million in the same period of 2017.

•	Pangaea's TCE rates increased 15% to $14,360 per day for the three months ended December 31, 2018 compared to $12,510 for the three months ended December 31, 2017.

•	Adjusted EBITDA of $12.2 million for the fourth quarter of 2018 versus $10.7 million for the same period in 2017.

•	Net revenue was $16.4 million in the three months ended December 31, 2018 as compared to $14.4 million in the comparable period.

Ed Coll, Pangaea's Chief Executive Officer, commented;

"In almost every measure we had a great year. We recorded over $54 million in EBITDA, $18 million in net income, we finished the year with a cash balance of $56 million, and lower debt ratios. We also expanded our owned fleet capabilities and now own 20 vessels and continue to charter-in an additional 20-25 vessels on a daily basis. We pushed forward our logistics efforts and extended important long-term contracts with Noranda and Baffinland Iron Mines. I am very proud of our team, and I am extremely confident we are positioned well and can navigate the unexpected present downturn in the market in good shape. Our future in the shipping sector is bright as we focus on our customers' operations and on niche areas where we know we can provide extra value for our customers."

Results for the three months and year ended December 31, 2018
For the year ended December 31, 2018, the Company reported net income of $17.8 million or $0.42 per common share compared to net income of $7.8 million, or $0.20 per common share for the previous year. Income from operations was up 125% for the year ended December 31, 2018, to $36.1 million from $16.0 million for the year ended December 31, 2017.
The Baltic Dry Index (“BDI”), a measure of dry bulk market performance, averaged 1,345 for 2018, up from an average of 1,137 for 2017. The Company's average TCE rates increased 20% in 2018 over the average for 2017, and exceeded the published market rates by an average of 25% over the two year period.

The fourth quarter saw TCE rate increases compared to both the comparable period of 2017 and the three months ended September 30, 2018. Net income for the quarter ending December 31, 2018 was $(0.6) million or $(0.01) per share and adjusted EPS(3) of $0.09 per share. This was largely driven by an unrealized loss resulting from marking open derivative instruments to market totaling $4.3 million for the three months ended December 31, 2018, following a dramatic decline at the end of the fourth quarter before recovering during the first quarter of 2019. The Company monitors the market volatility associated with bunker prices and its impact on the operating income of long-term contracts; and seeks to reduce the risk of such volatility through a hedging program.

(1) Adjusted EBITDA is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessel and, when applicable, loss on impairment of vessels and certain non-recurring items. See Reconciliation of Income from Operations to Adjusted EBITDA.

(2) Net revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses.

(3)Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock

Liquidity and Cash Flows
Cash, cash equivalents and restricted cash were $56.1 million as of December 31, 2018, compared to $38.5 million on December 31, 2017.
At December 31, 2018 and December 31, 2017, the Company had working capital of $34.5 million and $13.0 million, respectively. The improvement in working capital is predominantly due to net income and cash generated from operations. For the twelve months ended December 31, 2018, the Company’s net cash provided by operating activities was $40.1 million, compared to $29.2 million for the twelve months ended December 31, 2017.
For the twelve months ended December 31, 2018 and 2017, net cash used in investing activities was $17.5 million and $64.6 million, respectively. Net cash used in financing activities was $5.0 million for the twelve months ended December 31, 2018 and net cash provided by financing activities was $45.4 million for the twelve months ended December 31, 2017. These changes reflect the Company’s investment in and purchase of vessels including the m/v Bulk Trident and m/v Bulk PODS in 2018, which were financed under sale and leaseback arrangements; and in 2017, the m/v Bulk Destiny and m/v Bulk Beothuk, which were financed under sale and leaseback arrangements; and the m/v Bulk Endurance and the m/v Bulk Freedom, which were financed under commercial loan facilities.
Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results on March 21, 2019 at 8:00 a.m., Eastern Time (ET). To access the conference call, please dial (888) 895-3561 (domestic) or (904) 685-6494 (international) approximately ten minutes before the scheduled start time and reference ID# 7499725.
A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for two weeks and can be accessed by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) and referencing ID# 7499725.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Income

	Three months ended December 31,		Years ended December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)
Revenues:
Voyage revenue	$85,773,670	$86,075,085	$319,753,056	$338,540,738
Charter revenue	16,055,369	16,111,189	53,217,317	47,404,826
Total revenue	101,829,039	102,186,274	372,970,373	385,945,564

Expenses:
Voyage expense	40,265,848	39,184,807	145,146,359	160,577,816
Charter hire expense	35,045,423	38,931,048	116,958,024	132,852,712
Vessel operating expenses	10,070,292	9,625,888	39,830,110	36,435,959
General and administrative	4,272,662	3,744,452	16,483,991	15,163,352
Depreciation and amortization	4,480,491	4,010,403	17,620,725	15,614,571
Loss on sale and leaseback of vessels	—	—	860,426	9,275,042
Total expenses	94,134,716	95,496,598	336,899,635	369,919,452

Income from operations	7,694,323	6,689,676	36,070,738	16,026,112

Other (expense) income:
Interest expense, net	(2,310,167)	(1,972,889)	(8,694,481)	(7,954,126)
Interest expense, related party	(41,414)	(79,712)	(202,748)	(316,250)
Unrealized (loss) gain on derivative instruments	(4,346,456)	(70,553)	(3,868,948)	360,316
Other income	180,272	(43,843)	677,085	984,603
Total other expense, net	(6,517,765)	(2,166,997)	(12,089,092)	(6,925,457)

Net income	1,176,558	4,522,679	23,981,646	9,100,655
Income attributable to noncontrolling interests	(1,794,506)	(500,798)	(6,224,626)	(1,287,861)
Net income attributable to Pangaea Logistics Solutions Ltd.	$(617,948)	$4,021,881	$17,757,020	$7,812,794

Earnings per common share:
Basic	$(0.01)	$0.10	$0.42	$0.20
Diluted	$(0.01)	$0.09	$0.42	$0.20

Weighted average shares used to compute earnings per common share
Basic	42,369,661	41,941,300	42,248,776	38,414,383
Diluted	42,369,661	42,619,933	42,783,586	38,925,745

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	December 31, 2018	December 31, 2017
Assets
Current Assets
Cash and cash equivalents	$53,614,735	$34,531,812
Accounts receivable (net of allowance of $2,357,130 and $2,135,877 at December 31, 2018 and 2017, respectively)	28,481,787	21,089,425
Bunker inventory	19,222,087	15,356,712
Advance hire, prepaid expenses and other current assets	12,187,551	12,032,272
Total current assets	113,506,160	83,010,221

Restricted cash	2,500,000	4,000,000
Fixed assets, net	281,891,685	306,292,655
Vessels under capital lease	55,576,777	29,994,212
Total assets	$453,474,622	$423,297,088

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$31,897,507	$29,181,276
Related party debt	2,877,746	7,009,597
Deferred revenue	14,717,072	5,815,924
Current portion of long-term debt	20,127,742	18,979,335
Current portion of capital lease obligation	5,364,963	1,785,620
Dividends payable	4,063,598	7,238,401
Total current liabilities	79,048,628	70,010,153

Secured long-term debt, net	95,374,270	117,615,634
Obligations under capital lease	45,684,727	25,015,659

Commitments and contingencies - Note 10

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no share issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized, 43,998,560 and 43,794,526 shares issued and outstanding at December 31, 2018 and 2017, respectively	4,400	4,379
Additional paid-in capital	155,946,452	154,943,728
Retained Earnings (Accumulated deficit)	5,737,199	(9,596,785)
Total Pangaea Logistics Solutions Ltd. equity	161,688,051	145,351,322
Non-controlling interests	71,678,946	65,304,320
Total stockholders' equity	233,366,997	210,655,642
Total liabilities and stockholders' equity	$453,474,622	$423,297,088

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Cash Flows

	Years ended December 31,
	2018	2017
Operating activities
Net income	$23,981,646	$9,100,655
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	17,620,725	15,614,571
Amortization of deferred financing costs	693,788	681,279
Amortization of prepaid rent	121,937	121,938
Unrealized loss (gain) on derivative instruments	3,868,948	(360,316)
Income from equity method investee	(224,001)	(256,478)
Provision for doubtful accounts	268,990	543,621
Loss on sale and leaseback of vessels	860,426	9,275,042
Drydocking costs	(2,135,670)	(3,775,393)
Recognized cost for restricted stock issued as compensation	1,200,214	1,074,038
Change in operating assets and liabilities:
Accounts receivable	(7,661,352)	(5,642,755)
Bunker inventory	(3,865,375)	(2,153,775)
Advance hire, prepaid expenses and other current assets	1,624,441	(1,368,584)
Accounts payable, accrued expenses and other current liabilities	(392,160)	6,976,446
Deferred revenue	4,172,392	(607,058)
Net cash provided by operating activities	40,134,949	29,223,231

Investing activities
Purchase of vessels and vessel improvements	(17,126,213)	(64,029,798)
Purchase of building and equipment	(414,922)	—
Proceeds from sale of equipment	31,594	306,968
Purchase of non-controlling interest in consolidated subsidiary	—	(830,906)
Net cash used in investing activities	(17,509,541)	(64,553,736)

Financing activities
Payments on related party debt	(4,131,851)	—
Proceeds from long-term debt	—	35,000,000
Payments of financing and issuance costs	(728,041)	(1,022,549)
Payments of long-term debt	(21,058,742)	(25,329,458)
Proceeds from sale and leaseback of vessels	27,750,000	28,000,000
Payments on capital lease obligation	(3,501,589)	(1,198,721)
Dividends paid to non-controlling interests	(904,803)	—
Common stock accrued dividends paid	(2,270,000)	(1,001,424)
Cash paid for incentive compensation shares relinquished	(146,647)	—
Contributions from noncontrolling interests	—	1,359,990
Proceeds from private placement of common stock, net of issuance costs	(50,812)	9,631,530
Net cash (used in) provided by financing activities	(5,042,485)	45,439,368

Net increase in cash, cash equivalents and restricted cash	17,582,923	10,108,863
Cash, cash equivalents and restricted cash at beginning of period	38,531,812	28,422,949
Cash, cash equivalents and restricted cash at end of period	$56,114,735	$38,531,812

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)
Net Revenue
Income from operations	7,694,323	6,689,676	36,070,738	16,026,112
General and administrative	4,272,662	3,744,452	16,483,991	15,163,352
Depreciation and amortization	4,480,491	4,010,403	17,620,725	15,614,571
Loss on sale and leaseback of vessels	—	—	860,426	9,275,042
Net Revenue	16,447,476	14,444,531	71,035,880	56,079,077

Adjusted EBITDA (in millions)
Income from operations	7,694,323	6,689,676	36,070,738	16,026,112
Depreciation and amortization	4,480,491	4,010,403	17,620,725	15,614,571
Loss on sale and leaseback of vessel	—	—	860,426	9,275,042
Adjusted EBITDA	$12,174,814	$10,700,079	$54,551,889	$40,915,725

Earnings Per Common Share
Net Income attributable to Pangaea Logistics Solutions Ltd.	$(617,948)	$4,021,881	$17,757,020	$7,812,794

Weighted average number of common shares - basic	42,369,661	41,941,300	42,248,776	38,414,383
Weighted average number of common shares - diluted	42,369,661	42,619,933	42,783,586	38,925,745

Earnings per common share - basic	$(0.01)	$0.10	$0.42	$0.20
Earnings per common share - diluted	$(0.01)	$0.09	$0.42	$0.20

Adjusted EPS
Net Income attributable to Pangaea Logistics Solutions Ltd.	$(617,948)	$4,021,881	$17,757,020	$7,812,794
Non-GAAP
Add: loss on sale and leaseback of vessels	—	—	860,426	9,275,042
less: loss on sale and leaseback of vessels attributable to noncontrolling interests	—	—	—	(2,157,633)
add: Unrealized (loss) gain on derivative instruments	$(4,346,456)	$(70,553)	$(3,868,948)	$360,316
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$3,728,508	$4,092,434	$22,486,394	$14,569,887

Weighted average number of common shares - basic	42,369,661	41,941,300	42,248,776	38,414,383
Weighted average number of common shares - diluted	42,369,661	42,619,933	42,783,586	38,925,745

Adjusted EPS - basic	$0.09	$0.10	$0.53	$0.38
Adjusted EPS - diluted	$0.09	$0.10	$0.53	$0.37

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue, non-GAAP adjusted EBITDA and non-GAAP Adjusted EPS. These are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Net revenue. Net revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses. Net revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents income or loss from operations before depreciation, amortization and, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessels and certain non-recurring charges. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Thomas Rozycki
Prosek Partners
212-279-3115

trozycki@prosek.com

Sean Silva
Prosek Partners
212-279-3115
ssilva@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.